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                                                                   Exhibit 1(v)


                           DOMINION RESOURCES, INC.

                             Stock Purchase Units

                        FORM OF UNDERWRITING AGREEMENT


                                    [Date]



[Name of Underwriter]

[Address of Underwriter]


Ladies and Gentlemen:

  Dominion Resources Inc., a Virginia corporation (the Company), confirms its agreement with [Name of Underwriter] (the Underwriter), with respect to the issue and sale by the Company and purchase by the Underwriter of ______ Stock Purchase Units (SPUS) (the Firm SPUS). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional _____ SPUS on the terms and for the purposes set forth in Section 2 (the Option SPUS). The Firm SPUS and the Option SPUS, if purchased, are hereinafter collectively called the SPUS. Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).

     Each SPUS will initially consist of a unit (a Corporate SPUS) comprised of
(a) a stock purchase contract (a Purchase Contract) under which (i) the holder will purchase from the Company no later than [ ], 200__, for $__, a number of shares of common stock, no par value, of the Company (the Common Stock), equal to the Settlement Rate as set forth in the Purchase Contract Agreement (as hereinafter defined) and (ii) the Company will pay to the holder contract adjustment payments and (b) a share of the Company's Series __ Preferred Stock, liquidation preference $__ per share (the Preferred Stock). In accordance with the terms of a Purchase Contract Agreement (the Purchase Contract Agreement) to be entered into between the Company and [Name of Purchase Contract Agent ], as Purchase Contract Agent (the Purchase Contract Agent), the holders of the SPUS will pledge the Preferred Stock to [Name of Collateral Agent], as Collateral Agent (the Collateral Agent), pursuant to a Pledge Agreement (the Pledge Agreement) to be entered into among the Company, the Purchase Contract Agent, [Name of Securities Intermediary], as Securities Intermediary (the Securities Intermediary), and the

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Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts.

  This is to confirm the agreement concerning the purchase of the SPUS by the Underwriter.

1.  Representations, Warranties And Agreements Of The Company.  The Company
    ---------------------------------------------------------
represents, warrants and agrees that:

  (a) A registration statement, No. 333-______ on Form S-3 for the registration of the SPUS and certain other securities of the Company under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission), a copy of which as so filed has been delivered to you, has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the SPUS and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a supplement relating to the SPUS to be filed with the Commission under the Securities Act, as so supplemented, is hereinafter referred to as the "Prospectus". As used herein, the terms "Registration Statement", "prospectus" and "Prospectus" include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement, prospectus or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

  (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), and the rules, regulations and releases of the Commission thereunder (the Rules and Regulations) and, on the date hereof, neither the Registration Statement nor the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Delivery Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriter or on the Underwriter's behalf for use in the Registration Statement or Prospectus; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

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  (c)  The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights of any person.

  (d) The Corporate SPUS have been duly authorized by the Company, and when duly executed by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and delivered by the Company and upon payment therefor as set forth herein, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) (the Bankruptcy Exceptions) and an implied covenant of good faith and fair dealing.

  (e) The shares of Preferred Stock have been duly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights of any person.

  (f) The Purchase Contract Agreement has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Purchase Contract Agent) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

  (g) The Pledge Agreement has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

  (h) This Agreement has been duly authorized, executed and delivered by the Company; and the Remarketing Agreement (the Remarketing Agreement) to be entered into by the Company and Underwriter as Remarketing Agent, has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the

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enforcement thereof may be limited by the Bankruptcy Exceptions, an implied covenant of good faith and fair dealing and public policy considerations.

  (i) The Corporate SPUS, the Preferred Stock, the Common Stock to be issued and sold pursuant to the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, when the Corporate SPUS are delivered pursuant to this Agreement, will conform to the descriptions thereof contained in the Prospectus.

  (j) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition of the Company, financial or otherwise (Material Adverse Effect).

  (k) The Company has been duly organized and is validly existing as a corporation, is in good standing under the laws of its jurisdiction and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

  (l) (i) The execution, delivery and performance of this Agreement and the issuance and sale of the SPUS will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary (as defined in Rule 1-01(w) of Regulation S-X) or any of their properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the articles of incorporation or bylaws of the Company, and the Company has full power and authority to authorize, issue and sell the SPUS as contemplated by this Agreement.

      (ii) All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, the common capital stock is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.


  2.  Purchase Of The Spus By The Underwriter. On the basis of the
      ---------------------------------------
representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell _____ Firm SPUS to the Underwriter and the Underwriter agrees to purchase ______ Firm SPUS.

  In addition, the Company grants to the Underwriter an option to purchase up to _____ Option SPUS. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm SPUS and is exercisable as provided in
Section 4 hereof.

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  The price of both the Firm SPUS and any Option SPUS shall be $[ ]  per SPUS.

  The Company shall not be obligated to deliver any of the SPUS to be delivered on the First Delivery Date (as hereinafter defined) or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the SPUS to be purchased on such Delivery Date as provided herein.

  3.  Public Offering. The Underwriter proposes to offer the Firm SPUS for sale
      ---------------
upon the terms and conditions set forth in the Prospectus.

  4.  Time and Place of Closing. Delivery of and payment for the SPUS shall be
      -------------------------
made at the office of [LOCATION], at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement (unless the sale of the SPUS hereunder has been priced after 4:30 p.m. Eastern time on the date of this Agreement, in which case the fourth full business day following the date of this Agreement) or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the First Delivery Date. On the First Delivery Date, the Company, through the facilities of The Depository Trust Company (DTC), shall deliver or cause to be delivered a securities entitlement with respect to the Firm SPUS to the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Firm SPUS shall be registered in the name of Cede & Co., as nominee for DTC.

  At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Underwriter. Such notice shall set forth the aggregate number of Option SPUS as to which the option is being exercised, the names in which the Option SPUS are to be registered, the denominations in which the Option SPUS are to be issued and the date and time, as determined by the Underwriter, when the Option SPUS are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option SPUS are delivered are sometimes referred to as the Second Delivery Date and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a Delivery Date.

  Delivery of and payment for the Option SPUS shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company, through the facilities of DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option SPUS to the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified

                                       5
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pursuant to this Agreement is a further condition of the obligation of the
Underwriter hereunder. Upon delivery, the Option SPUS shall be registered in the name of Cede & Co., as nominee of DTC.

  The Preferred Stock underlying the SPUS will be pledged with the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Securities Intermediary of the Preferred Stock to be pledged to the Collateral Agent in accordance with the Pledge Agreement.

  5.  Covenants of the Company. The Company agrees that:
      ------------------------

  (a) The Company, at or prior to the Delivery Date, will deliver to the Underwriter conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Underwriter.

  (b) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any related preliminary prospectus supplement and the Prospectus and the printing of this Agreement,
(ii) the costs incident to the authorization, issuance, sale and delivery of the Preferred Stock, Purchase Contracts, Common Stock to be issued and sold pursuant to the Purchase Contracts and SPUS, (iii) the printing and delivery to the Underwriter in reasonable quantities of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended), (iv) any applicable listing or other fees, (v) any fees charged by securities rating services for rating the SPUS (or any related security), (vi) the fees and expenses of the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and their respective counsel. The Company also will pay all taxes, if any, except transfer taxes, on the issue of the SPUS. In addition, the Company will pay the reasonable out of pocket fees and disbursements of Underwriter's outside counsel, [Underwriter's Counsel], in connection with the qualification of the SPUS (or any related security) under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriter or the Company).

  (c) If, during the time when a prospectus relating to the SPUS is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will (i) notify the Underwriter to suspend solicitation of purchases of the SPUS and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. In case any Underwriter is required to deliver a prospectus in connection with the sale of any SPUS after the expiration of the period specified in the preceding sentence, the Company, upon the request of the Underwriter, will furnish to the Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act. During the

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period specified in the second sentence of this Section 5(c), the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Underwriter and [Underwriter's Counsel].

  (d) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

  (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

  (f) The Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the SPUS for offer and sale under the securities or blue sky laws of such states as the Underwriter may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

  (g) The Company will use its best efforts to cause the SPUS to be listed on the New York Stock Exchange, subject to official notice of issuance.

  (h) Fees and disbursements of [Underwriter's Counsel] who are acting as counsel for the Underwriter (exclusive of fees and disbursements of such counsel which are to be paid as set forth in Section 5(b)), shall be paid by the Underwriter; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall reimburse the Underwriter for the amount of such fees and disbursements.

  6.  Conditions of Underwriter's Obligations.  The obligations of the
      ---------------------------------------
Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to each of the following additional terms and conditions:

      (a) As of each Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and

                                       7
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any request on the part of the Commission for additional information shall have been complied with. The Prospectus shall have been filed with the Commission.

  (b) On each Delivery Date, the Underwriter shall have received the opinion, dated as of such Delivery Date, of McGuire, Woods, Battle & Boothe LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter.

  (c) On each Delivery Date, the Underwriter shall have received the opinion, dated as of such Delivery Date, of [Underwriter's Counsel], counsel for the Underwriter, with respect to the Registration Statement, Prospectus, the validity of the Preferred Stock, Purchase Contract, Common Stock to be issued pursuant to the Purchase Contracts and other related matters as the Underwriter may reasonably request.

  (d) [___ ] shall have furnished to the Underwriter its written opinion, as counsel to [_____], as Purchase Contract Agent, dated such Delivery Date, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

    (i) The Purchase Contract Agent is duly incorporated as a [ ] banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

    (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the SPUS, have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the valid and binding agreements of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions and an implied covenant of good faith and fair dealing.

    (iii) The execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

    (iv) No consent, approval or authorization of, or registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

  (e) The Underwriter shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of [Underwriter's Counsel], counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

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  (f)  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, the Purchase Contracts, the Common Stock to be issues and sold pursuant to the Purchase Contracts, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

  (g) At the time of execution of this Agreement, the Underwriter shall have received letters from the Company's independent accountants, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

  (h) With respect to the letter of the Company's independent accountants referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Underwriter letters (the "bring-down letters") of such accountants, addressed to the Underwriter and dated as of such Delivery Date confirming in all material respects the conclusions and findings set forth in the initial letter.

  (i) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chairman of the Board or its President or any Executive Vice President or Senior Vice President of the Company stating that the representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date and that the Company has complied with all its agreements contained herein and satisfied all the conditions required of it hereunder.

  (j) On each Delivery Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the SPUS as herein contemplated, or other legal matters incident to the authorization, form and validity of this Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, the Purchase Contracts, the Common Stock to be issued and sold pursuant to the Purchase Contracts, the Registration Statement and the Prospectus or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the SPUS as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

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  (k)  There shall not have been, since the date hereof, except as reflected in or contemplated by the Registration Statement and the Prospectus, any material adverse change in the general affairs, financial condition, or earnings of the Company or any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which, in each such case, in the judgment of the Underwriter, is so material and so adverse that it makes it inadvisable to proceed with the public offering or delivery of the SPUS on the terms and in the manner contemplated in the Prospectus and this Agreement.

  (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's or any significant subsidiary's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations.

  (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the SPUS on the terms and in the manner contemplated in the Prospectus.

  (n) There shall be an order of the Commission pursuant to the Holding Company Act permitting the issuance and sale of the SPUS (and any related security) and such order shall be in full force and effect and all provisions of such order or orders heretofore entered are deemed acceptable to the Underwriter and the Company, and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Underwriter and the Company unless within 24 hours after receiving a copy of any such order, either shall give notice to the other to the effect that such order contains an unacceptable provision.

  7.  Termination by the Underwriter.  In case any of the conditions specified
      ------------------------------
in Section 6 shall not have been fulfilled, this Agreement may be terminated by the Underwriter upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and Sections 5(b) and 5(h) and this Section 7. If this Agreement shall be terminated by the Underwriter under this Section or because of any failure or refusal of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason, the Company shall be unable to perform its obligations under this Agreement, then in any such

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case, the Company will reimburse the Underwriter for all out of pocket expenses
(in addition to the fees and disbursements of their outside counsel as provided in Section 5(b)) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved of any further liability hereunder, except as provided in Section 5(b) and 10.

  8.  Conditions of the Obligation of the Company. The obligation of the Company
      -------------------------------------------
to deliver the SPUS shall be subject to the conditions set forth in Sections 6(a) and 6(n). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Underwriter. Any such termination shall be without liability of either party to the other except as otherwise provided in Sections 5(b) and 9.

  9.  Indemnification.
      ---------------

  (a) The Company agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing agreement, insofar as it relates to any preliminary prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the SPUS by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to the Underwriter), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any Preliminary Prospectus. The indemnity agreement of the Company contained in this
Section 9(a) and the representations and warranties of the Company contained in
Section 1 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the SPUS.

  (b) The Underwriter agrees to indemnify and hold harmless the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any preliminary prospectus. The indemnity agreement of the Underwriter contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, or any such controlling person, and shall survive the delivery of the SPUS.

  (c) The Company and the Underwriter agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

  (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  10.  Notices, Etc.  All communications hereunder shall be in writing
       ------------
and if to the Underwriter shall be mailed, telexed, telecopied or delivered to the Underwriter at the address set forth on Schedule I hereto, or if to the Company shall be mailed, telexed, telecopied or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219.

  11.  Persons Entitled To Benefit Of Agreement. This Agreement shall inure to
       ----------------------------------------
the benefit of and be binding upon the Underwriter, the Company, and their respective successors and assigns. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (ii) the indemnity agreement of the Underwriter contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.  Governing Law. This Agreement shall be governed by and construed in
     --------------
accordance with the laws of New York.

  13.  Counterparts. This Agreement may be executed in one or more counterparts
       ------------
and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

  14.  Headings. The headings herein are inserted for convenience of reference
       --------
only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

  If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                              Very truly yours,

                                              DOMINION RESOURCES, INC.



                                              By: _______________________
                                              Title:

Accepted:

[UNDERWRITER]



By: _________________________
AUTHORIZED REPRESENTATIVE

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